UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 12, 2012(July 28, 2011)

STANDARD MICROSYSTEMS CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York 11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Company's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Standard Microsystems Corporation (the “Company”) with the Securities and Exchange Commission on July 29, 2011 (the “Original Report”), which reported the voting results for the matters voted on at the Company’s annual meeting of stockholders held on July 28, 2011. The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on the compensation of the Company’s named executive officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders held on July 28, 2011, the Company’s stockholders voted on, among other matters, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. As reported by the Company on the Original Report, the frequency of every 1 year received the support of the majority of the votes cast. In light of these voting results, the Company’s Board of Directors determined at that time that the Company will hold a stockholder advisory vote on the compensation of named executive officers annually until the next required vote on the frequency of such votes.  This determination was formally ratified on April 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

April 13, 2012	By:	/s/ Kris Sennesael
Name: Kris Sennesael
Title: Senior Vice President and Chief Financial Officer